EXHIBIT 99.1
Directed Electronics Reports Record First Quarter 2006 Results;
Raises 2006 Earnings Outlook
•	Net Sales Increase 43% to $74.3 Million
•	GAAP Net Income Increases 182% to $4.0 Million, or $0.16 per Diluted Share
•	Excluding One-Time Income Tax Benefit, Pro Forma Net Income Increases 134% to $3.6 Million, or $0.14 per Diluted Share
•	Excluding One-Time Income Tax Benefit, Company Raises 2006 Earnings Outlook to $1.00 - $1.03 per Diluted Share
VISTA, CA – (PR Newswire) – May 15, 2006 – Directed Electronics, Inc. (Nasdaq: DEIX) today announced record sales and net income results for the quarter ended March 31, 2006. The Company also raised guidance for the full year of 2006.
First Quarter Results
Net sales in the first quarter of 2006 were $74.3 million, an increase of 42.7% over the prior year first quarter net sales of $52.1 million. Gross sales of satellite radio products were $36.3 million, an increase of 178.1% over the prior year first quarter. Gross sales of security and entertainment products in the first quarter of 2006 were $39.2 million, compared with $40.5 million in the prior year first quarter.
Pro forma net income for the first quarter of 2006 increased 133.6% to $3.6 million, or $0.14 per diluted share, compared with pro forma net income available to common shareholders of $1.5 million, or $0.08 per diluted share. GAAP net income for the first quarter of 2006 increased 182.5% to $4.0 million, or $0.16 per diluted share, compared with net income available to common shareholders of $1.4 million, or $0.08 per diluted share, in the prior year period. The first quarter 2006 GAAP net income includes a one-time income tax benefit related to the revaluation of deferred tax assets and liabilities of $0.4 million. The first quarter 2005 GAAP net income available to common shareholders included $0.1 million of management fees to a related party, net of related tax effects.
“We are very pleased with our first quarter revenue and earnings performance,” commented James E. Minarik, Directed’s President and Chief Executive Officer. “Our SIRIUS satellite radio products experienced significant growth during the quarter, and we believe we are well positioned for continued record performance fueled by solid subscriber growth and the introduction of new products expected this summer and fall. Our security and entertainment revenues were in line with our expectations despite record warm weather in January 2006, which impacted remote start sales. Our Definitive Technology home audio products continued to benefit from the rapid adoption of plasma LCD televisions, as well as Best Buy’s rollout of Magnolia home theater stores.”
Gross Profit and Operating Margins
For the first quarter of 2006, gross profit increased 22.3% to $22.8 million compared with $18.6 million in the prior year period. Gross margin for the first quarter of 2006 declined to 30.6% from 35.7% for the prior year period, due to the significant sales increase of satellite radio products which have a lower margin compared to security and entertainment products.
For the first quarter of 2006, EBITDA (earnings before interest, taxes, depreciation and amortization) increased 21.4% to $10.6 million, or 14.2% of net sales, from $8.7 million, or 16.7% of net sales, in the prior year first quarter.
“We maintained our consistently high margins in security and entertainment product sales during the quarter while adding significant gross profit dollars with our satellite radio product sales,” stated Mr. Minarik. “This increase in gross profit for the quarter was a primary contributor to our 21% increase in EBITDA.”
Astroflex Acquisition
The Company announced on May 9th that it had acquired substantially all of the assets of Astroflex, Inc., a prominent vehicle remote start supplier based in Quebec, Canada. Directed expects the acquisition to add in excess of $5.5 million dollars in gross product sales, and be slightly accretive to earnings for the full year of 2006.
Astroflex, founded in 1989, has created a strong market position in key U.S. and Canadian markets by offering high quality, premium vehicle remote start products supported by outstanding technical service and support to its dealers, distributors, and consumers.
“The addition of Astroflex further strengthens our leadership in the remote start business, a profitable and growing category in the automotive security aftermarket,” stated Kevin Duffy, Sr. Vice President — Strategy, Corporate Development and Investor Relations.” In addition, this acquisition demonstrates our ongoing strategy of acquiring accretive and complementary businesses.”
Improving Balance Sheet
In the first quarter of 2006, the Company generated $24.2 million of cash provided by operating activities and had $30.2 million in cash at March 31, 2006. After repaying $5.6 million of debt in the first quarter of 2006, the Company had total debt of $166.2 million as of March 31, 2006, resulting in total debt to EBITDA, on a trailing twelve-month basis, of 2.9x, an improvement from 3.1x as of December 31, 2005.

“In the first quarter, Directed returned to positive free cash flow as we generated significant cash flow from operations,” stated John D. Morberg, Directed’s Chief Financial Officer. “Our improved balance sheet and cash position provide us with significant financial flexibility to continue to deliver strong growth, make opportunistic acquisitions, and pay down debt.”
Outlook for 2006
The Company’s guidance philosophy is to provide annual sales and earnings forecasts at the beginning of the year, and update its progress towards the achievement of this outlook during each quarter. The Company does not provide specific quarterly sales and earnings forecasts, which is consistent with the Company’s focus on long-term sales and earnings growth generation.
For the full year of 2006, the Company is raising its annual sales expectations and currently expects net sales to increase in the low 20% range, up from a previously forecasted range of 15% — 20% over 2005. The Company currently believes that it will achieve gross sales growth in security and entertainment products, including the sales of Astroflex products, slightly above its previously announced mid-single digit range, and gross sales growth in satellite radio products in excess of 35%.
The Company is raising its 2006 annual net earnings per diluted share expectations from a range of $0.97 — $1.00 to a range of $1.00 — $1.03, excluding the one-time income tax benefit, based on an estimated 25.8 million weighted average shares outstanding. This guidance includes incremental general and administrative expenses associated with being a public company of approximately $3.0 million, or $0.07 per diluted share.
Conference Call and Webcast
Directed Electronics will host a conference call and webcast to discuss its financial results today, May 15th, at 5:00 p.m. EDT. This call will be webcast live on the Investor Relations section of the Company’s website at www.directed.com and will be archived and available for replay approximately three hours after the live event. The audio replay will be available until midnight, May 29, 2006. The Company’s financial results are also available online at www.directed.com.
About Directed Electronics, Inc.
Directed Electronics is the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products. As the sales leader in the vehicle security and convenience category, Directed offers a broad range of products, including security, remote start, hybrid systems, GPS tracking and navigation, and accessories, which are sold under its Viper(R), Clifford(R), Python(R), and other brand names. In the home audio market, Directed designs and markets award-winning Definitive Technology(R) and a/d/s/(R) premium loudspeakers. Directed’s mobile audio products include speakers, subwoofers, and amplifiers sold under its Orion(R), Precision Power(R), Directed Audio(R), a/d/s/(R), and Xtreme(R) brand names. Directed also markets a variety of mobile video systems under the Directed Video(R), Directed Mobile Media(R) and Automate(R) brand names. Directed also markets and sells certain SIRIUS-branded satellite radio products, with exclusive distribution rights for such products to Directed’s existing U.S. retailer customer base.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected net sales, expected earnings per share, the effect of investments in the business as well as other efforts to improve business metrics and attributes, the effect of growth strategies, and the ability to achieve operational efficiencies. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the Company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, integration of acquired businesses, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, outcome of existing litigation, dependence on senior management, and ability to realize on investments made in the business. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2005. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
John D. Morberg
Chief Financial Officer
Phone: (760) 598-6200
Kevin Duffy
Sr. Vice President — Strategy,
Corporate Development and Investor Relations
Phone: (760) 598-6200
John Mills/Allyson Pooley
Integrated Corporate Relations
Phone: (310) 395-2215

DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	3/31/2006	3/31/2005	3/31/2006	3/31/2005
Net product sales	$73,266	$51,339	$73,266	$51,339
Royalty and other revenue	1,035	726	1,035	726

Net Sales	74,301	52,065	74,301	52,065

Cost of sales	51,543	33,460	51,543	33,460

Gross profit	22,758	18,605	22,758	18,605

Operating expenses:
Selling, general and administrative	13,646	10,993	13,646	10,993
Management fee to related party	—	188	—	—

Total operating expenses	13,646	11,181	13,646	10,993

Income from operations	9,112	7,424	9,112	7,612
Other income (expense):
Interest expense, net	(3,275)	(5,010)	(3,275)	(5,010)

Income before provision for income taxes	5,837	2,414	5,837	2,602

Provision for income taxes	1,840	983	2,272	1,059

Net income	3,997	1,431	3,565	1,543

Net income attributable to participating securityholders	—	16	—	17

Net income available to common shareholders	$3,997	$1,415	$3,565	$1,526

Net income per common share:
Basic	$0.16	$0.08	$0.14	$0.08
Diluted	$0.16	$0.08	$0.14	$0.08

Weighted average number of shares:
Basic	25,753	18,583	25,753	18,583
Diluted	25,753	18,583	25,753	18,583
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that the Company believes are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income Available to Common Shareholders
(unaudited, in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	3/31/2006	3/31/2005
GAAP net income	$3,997	$1,431
Adjustments:
Management fee to related party	—	188
Tax effects of adjustments	—	(76)
Revaluation of deferred tax assets and liabilities	(432)	—

Pro forma net income	3,565	1,543
Pro forma net income attributable to participating securityholders	—	17

Pro forma net income available to common shareholders	$3,565	$1,526

GAAP net income per common share, diluted	$0.16	$0.08
Pro forma net income per common share, diluted	$0.14	$0.08

Diluted weighted average number of shares (GAAP and Pro forma)	25,753	18,583

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income to Pro Forma EBITDA (Note 1)
(unaudited, in thousands)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	3/31/2006	3/31/2005	3/31/2006	3/31/2005
Net income	$3,997	$1,431	$3,565	$1,543
Adjustments:
Interest expense, net	3,275	5,010	3,275	5,010
Depreciation	456	283	456	283
Amortization	1,013	1,010	1,013	1,010
Taxes	1,840	983	2,272	1,059

EBITDA (Note 1)	$10,581	$8,717	$10,581	$8,905

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(unaudited, in thousands)

	Quarter	Quarter
	Ended	Ended
	3/31/2006	3/31/2005
Gross Security and Entertainment Sales	$39,234	$40,520
Gross Satellite Radio Sales	36,277	13,045
Rebates and Discounts	(2,245)	(2,226)

Net Product Sales	73,266	51,339
Royalties and Other Revenue	1,035	726

NetSales	$74,301	$52,065

Note 1: Pro forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

DIRECTED ELECTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Cash and cash equivalents	$30,249	$12,167
Accounts receivable, net	36,692	100,140
Inventories	61,193	43,324
Other current assets	15,370	16,597

Total current assets	143,504	172,228

Property and equipment, net	4,672	4,649
Goodwill and intangible assets, net	187,040	188,053
Other assets	5,380	5,690

	$340,596	$370,620

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$38,961	$54,520
Accrued expenses	17,376	31,037
Current portion of notes payable	1,699	1,699

Total current liabilities	58,036	87,256

Revolving loan	—	5,200
Senior notes, less current portion	164,486	164,911
Other liabilities	14,518	13,730

Total liabilities	237,040	271,097

Shareholders’ equity	103,556	99,523

	$340,596	$370,620